EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-57872 of Radian Group Inc. on Form S-8 of our report dated June 19, 2003 appearing in this Annual Report on Form 11-K of Radian Group Inc. Savings Incentive Plan for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 30, 2003